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Exhibit 10(l)

CONSENT TO ASSIGNMENT AND ASSUMPTION AGREEMENT

by and among

ALLEGHENY ENERGY SUPPLY COMPANY, LLC

And

BALTIMORE GAS AND ELECTRIC COMPANY

And

CONSTELLATION POWER SOURCE, INC.

Dated as of May 9, 2003

CONSENT TO ASSIGNMENT AND ASSUMPTION AGREEMENT

        This Consent to Assignment and Assumption Agreement ("Agreement") is by and among Allegheny Energy Supply Company, LLC ("Assignor"), Baltimore Gas and Electric Company ("Utility") and Constellation Power Source, Inc. (Assignee").

RECITALS

        WHEREAS, Assignor, on August 15, 2001, entered into a Full Requirements Service Agreement with Utility (the "Assigned Agreement"), which is incorporated into and made a part of this Agreement by reference as if set forth in full in this Agreement; and

        WHEREAS, Assignor conducted a competitive request for proposals beginning on March 27, 2003 to assign the Assigned Agreement to which numerous parties responded; and

        WHEREAS, Assignee was the winning bidder in the competitive request for proposals process; and

        WHEREAS, Assignor and Assignee are parties to that certain Assignment and Assumption Agreement, dated as of May 9, 2003 (the "Assignment and Assumption Agreement"), pursuant to which, among other things, Assignor has agreed to sell, transfer, convey and assign to Assignee the Assigned Agreement and Assignee has agreed to accept such sale, transfer, conveyance and assignment of the Assigned Agreement; and

        WHEREAS, the Assigned Agreement, by its terms, is assignable and Assignor, pursuant to the Assignment and Assumption Agreement, desires to sell, transfer, convey and assign to Assignee all of Assignor's rights, title, benefits, privileges and interests in and to the Assigned Agreement and Assignee desires to acquire and accept such rights, title, benefits, privileges and interests and to assume the Contract Liabilities; and

        WHEREAS, Utility agrees, effective as of the Assignment Date, to consent to the assignment by Assignor to Assignee of all of Assignor's rights, title, benefits, privileges and interests in and to the Assigned Agreement and the acquisition and acceptance by Assignee of such rights, title, benefits, privileges and interests and to the assumption by Assignee of the Contract Liabilities, on the terms and conditions contained herein; and

        WHEREAS, each of the Assignor, Assignee and Utility acknowledge that the assignment contemplated in the Assignment and Assumption Agreement is contingent on the Federal Energy Regulatory Commission ("FERC") issuing an order approving the 203 filing to be made by Assignor; and

        WHEREAS, Assignor and Assignee have agreed to a Back-to-Back Agreement in the event that such FERC approval is not received prior to June 27 and provided that Closing has occurred, 2003 and have further agreed that the Back-to-Back Agreement will be in place effective as of Flow Date and continuing until the earlier of (i) the Assignment Date and (ii) the end of the Term of the Assigned Agreement (as defined therein); and

        [DELETED TEXT]

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Definitions.    All capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Assignment and Assumption Agreement.

        2.    Consent to Assignment and Assumption Agreement.    In satisfaction of Section 13.2 of the Assigned Agreement, effective as of the Assignment Date, Utility hereby consents to the Assignment and Assumption Agreement and all of the terms and conditions thereunder including, without limitation, (i) the assignment, sale, transfer and conveyance by Assignor to Assignee of all of Assignor's rights, title, benefits, privileges and interests in and to the Assigned Agreement, and (ii) the acquisition and acceptance by Assignee of all of such rights, title, benefits, privileges and interests and the assumption by Assignee of the Contract Liabilities. Utility hereby agrees, effective as of the Assignment Date, to be bound by the terms of the Assigned Agreement and to perform all obligations of Utility thereunder as if the Assigned Agreement had been entered into originally between Utility and Assignee but with all other terms remaining unaltered except as expressly altered herein. Utility agrees that Assignee's only liability and obligations under the Assigned Agreement are the Contract Liabilities and that Assignee shall not have liability or obligations with respect to the Excluded Liabilities.

        3.    Releases.    Effective on the Assignment Date and subject to the occurrence of the Closing, Utility hereby releases, acquits and forever discharges Assignor and each of its officers, directors, agents, servants, employees, present and future parent, subsidiary and affiliated corporations, successors in interest, insurers, assigns and indemnitees, of and from any and all claims of whatsoever kind and nature, character and description, whether known or unknown, and whether anticipated or unanticipated, arising from the Assigned Agreement and any events, transactions or occurrences thereunder that happened at any time on and after the Assignment Date. Effective on the Assignment Date and subject to the occurrence of the Closing, Assignor hereby releases, acquits and forever discharges Utility and each of its officers, directors, agents, servants, employees, present and future parent, subsidiary and affiliated corporations (excluding Assignee), successors in interest, insurers, assigns and indemnitees, of and from any and all claims of whatsoever kind and nature, character and description, whether known or unknown, and whether anticipated or unanticipated, arising from the Assigned Agreement and any events, transactions or occurrences thereunder that happened at any time on and after, the Assignment Date. Notwithstanding anything contained herein to the contrary, the consent and releases set forth herein shall (i) not release or discharge any party from its obligations under this Agreement, and (ii) be deemed to be of no force and effect if the Assignment Date or the Closing does not occur.

        [DELETED TEXT]

        5.    Back-to-Back Agreement and [DELETED TEXT].    Utility acknowledges that, pursuant to the Assignment and Assumption Agreement, if FERC has not issued an order approving the Assignor's 203 filing prior to June 27, 2003 and provided that Closing has occurred, then effective as of Flow Date and continuing until the earlier of (i) the Assignment Date and (ii) the end of the Term of the Assigned Agreement (as defined therein) (the "Back-to-Back Period"), Assignee shall sell and deliver, or cause to be delivered to Assignor and Assignor shall purchase and receive, or cause to be received from Assignee the Full Requirements Service (as defined in the Assigned Agreement) that Assignor is obligated to deliver and Utility is obligated to receive under the terms and conditions set forth in the Assigned Agreement, but only to the extent that Assignor actually in fact delivers the Full Requirements Service to Utility under the terms of the Assigned Agreement. Under the Back-to-Back Agreement, Assignee shall be entitled to any and all proceeds from "Transmission Congestion Rights" that Assignor is entitled to under the Assigned Agreement. For the purposes of the Back-to-Back Agreement, "Transmission Congestion Rights" shall be defined as Fixed Transmission Rights (as defined in the Assigned Agreement), Auction Revenue Right's (as defined by PJM), currently referred to as Financial Transmission Rights by PJM, or any subsequent similar structure whereby Assignor is entitled under the Assigned Agreement to receive revenue from congestion credits. In addition, Assignee shall be entitled to receive any penalty associated with the PJM RAA for Utility's failure to implement its Load Response Resources (as defined in the Assigned Agreement).

        Utility further acknowledges, and agrees, that, pursuant to the Assignment and Assumption Agreement, during the Back-to-Back Period, Assignee shall be Assignor's exclusive agent and Assignee shall assume responsibility for, including but not limited to, the following actions to the extent Assignor may otherwise lawfully take them under the Assigned Agreement, and may take such actions without Assignor giving its approval thereof: (i) directing and scheduling the quantity and timing of thehourly load demands under the Assigned Agreement; (ii) dealing directly with Utility, PJM and other transmission providers, federal, state and local governmental authorities and any other persons; (iii) nominating Transmission Congestion Rights and receiving directly, through assignment or otherwise, the revenues associated therewith and (iv) billing, collecting and performing all settlements necessary [DELETED TEXT]

        6.    Credit Support During Back-to-Back Period.    Solely for the purposes of the Back-to-Back Agreement and only during the Back-to-Back Period, Utility acknowledges and agrees that (i) credit support under Article 8 of the Assigned Agreement shall come solely from Assignee under the terms and conditions set forth below in Section 6(a) and (ii) Utility shall not have any rights to request credit support under Article 8 of the Assigned Agreement from Assignor.

        (a)   Unless Assignee satisfies the Creditworthiness Criteria, as security for Assignor's obligations under the Assigned Agreement, Assignee shall deliver to BGE a guaranty of payment from either Parent, or another affiliate of Assignee that satisfies the Creditworthiness Criteria, in an amount equal to the reasonably determined credit exposure of BGE to Assignor taking into account such factors as market risk, settlement risk, the underlying creditworthiness of Assignee, or such other conditions as may be reasonable under the circumstances. Such credit support shall be available to be drawn upon by BGE in the event of default by Assignee of its obligations hereunder, and except as otherwise provided in this paragraph shall be maintained in effect (by annual renewal or otherwise) by Assignee for the Term of the Assigned Agreement. Assignee may deliver substitute credit support pursuant to 8.1(b) of the Assigned Agreement. Notwithstanding the foregoing, if at any time during the Term of the Assigned Agreement, Assignee satisfies the Creditworthiness Criteria or the parties agree to alternative credit arrangements, its obligation to deliver any credit support pursuant to this paragraph shall be suspended for so long as Assignee continues to satisfy the Creditworthiness Criteria. From and after the date on which Assignee satisfies the Creditworthiness Criteria, Assignee shall make all certifications to BGE as Assignor would have been required to do under 8.1(c) of the Assigned Agreement. If at any time thereafter Assignee no longer satisfies the Creditworthiness Criteria, then Assignee shall, within ten (10) business days after receipt of written notice with respect thereto, deliver a guaranty that satisfies the requirements of 8.1(a) of the Assigned Agreement or other credit support in accordance with section 8.1(b) of the Assigned Agreement. The failure of Assignee or its guarantor to maintain any of the security requirements under this paragraph shall be considered an "Event of Default" under Section 7.1 of the Assigned Agreement with both Assignee and Assignor deemed to be the "Defaulting Party". Assignee shall then be liable for any resulting Termination Payment under the Assigned Agreement, if such a payment is owed by the Defaulting Party. All capitalized terms in this Section which have not been previously defined shall have the meanings ascribed to such terms in the Assigned Agreement.

        7.    Utility Representations.

        (a)   Utility is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and is in good standing in all jurisdictions where necessary in light of the business it conducts (including, without limitation, performance of its obligations under the Assigned Agreement) and the properties it owns.

        (b)   Utility has the necessary corporate power, authority and legal right to execute, deliver and perform the Assigned Agreement and this Agreement, and the execution and delivery by the Utility of the Assigned Agreement and this Agreement and the performance of its obligations there under and hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Utility's board of directors except for those consents and approvals which may have been duly obtained and are in full force and effect, (ii) violate any provisions of the corporate charter or by-laws of the Utility or any provision of any law, rule, or regulation, or any order, write, judgment, injunction, decree, determination or award having applicability to the Utility, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Utility is a party or by which it or its properties may be bound or affected.

        (c)   Each of the Assigned Agreement and this Agreement has been duly executed and delivered, is in full force and effect and constitutes a legal, valid and binding obligation of the Utility, enforceable in accordance with its terms, and there are no amendments, modifications or supplements thereto, either oral or written.

        (d)   Utility has not assigned, transferred, pledged or hypothecated the Assigned Agreement or any interest therein.

        (e)   Other than FERC approval, no consent or approval of, or other action by, or any notice or filing with, any court or administrative or governmental body (except those previously obtained and in full force and effect) is required in connection with the execution and delivery of the Assigned Agreement or this Agreement or the performance by the Utility of its obligations there under or hereunder.

        (f)    Utility has contracted for the delivery of power (including energy, capacity, ancillary services or other components) under the Assigned Agreement and will accept the delivery of such power from suppliers under the Assigned Agreement as agent for its customers.

        8.    Assignee Representations.

        (a)   The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing in all jurisdictions where necessary in light of the business it conducts (including without limitation performance of its obligations under the Assigned Agreement) and the properties it owns.

        (b)   The Assignee has the necessary corporate power, authority and legal right to perform the Assigned Agreement and this Agreement, and the execution and delivery by the Assignee of this Agreement and the performance of its obligations thereunder and under the Assigned Agreement have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Assignee's board of directors except for those consents and approvals which may have been duly obtained and are in full force and effect, (ii) violate any provisions of the corporate charter or by-laws of the Assignee or any provision of any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award having applicability to the Assignee, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Assignee is a party or by which it or its properties may be bound or affected

        (c)   This Agreement has been duly executed and delivered, is in full force and effect and constitutes a legal, valid and binding obligation of the Assignee, enforceable in accordance with its terms.

        (d)   Other than FERC approval, no consent or approval of, or other action by, or any notice or filing with, any court or administrative or governmental body (except those previously obtained and in full force and effect) is required in connection with the execution and delivery of this Agreement or the performance by the Assignee of its obligations thereunder or under the Assigned Agreement.

        9.    Assignor Representations.

        (a)   The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing in all jurisdictions where necessary in light of the business it conducts (including, without limitation, performance of its obligations under the Assigned Agreement) and the properties it owns.

        (b)   The Assignor has the necessary corporate power, authority and legal right to execute, deliver and perform the Assigned Agreement and this Agreement, and the execution and delivery by Assignor of the Assigned Agreement and this Agreement and the performance of its obligations thereunder and hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Assignor's directors except for those consents and approvals which may have been duly obtained and are in full force and effect (ii) violate any provisions of the corporate charter or by-laws of the Assignor or any provision of any law, rule or regulation, or any order, writ, judgment, injunction, decree, determination or award having applicability to the Assignor, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Assignor is a party or by which it or its properties may be bound or affected.

        (c)   Each of the Assigned Agreement and this Agreement has been duly executed and delivered, is in full force and effect and constitutes a legal, valid and binding obligation of the Assignor, enforceable in accordance with its terms, and there are no amendments, modifications or supplements thereto, either oral or written.

        (d)   The Assignor has not assigned, transferred, pledged or hypothecated the Assigned Agreement or any interest therein.

        (e)   Other than FERC approval, no consent or approval of, or other action by, or any notice or filing with, any court or administrative or governmental body (except those previously obtained and in full force and effect) is required in connection with the execution and delivery of the Assigned Agreement or this Agreement or the performance by the Assignor of its obligations thereunder or hereunder; provided, however, that Assignor intends to provide an informational filing to the Maryland Public Service Commission Board of Public Utilities advising of the assignment of the Assigned Agreement on or about the time that Assignor makes the 203 filing with the FERC.

        10.    Setoff Rights.    Assignor, Assignee and Utility hereby agree, effective as of the Closing, that Assignee may, in its sole and absolute discretion, setoff any and all amounts which are due and owing from Assignee to Assignor under the Assignment and Assumption Agreement against any and all amounts which are due and owing from Assignor to Utility under the Assigned Agreement and that, upon such setoff, Assignee shall not owe such amounts to Assignor and Assignor shall not owe such amounts to Utility, provided, however, that any amounts then or thereafter owing from Utility to Assignee are correspondingly reduced by the amount setoff.

        11.    Notice.    All notices, requests, statements or payments shall be made as specified below. All notices are required to be in writing and shall be delivered by letter, facsimile or other documentary form. Notice by facsimile or hand delivery shall be deemed to have been received by the close of the Business Day on which it was transmitted or hand delivered (unless transmitted or hand delivered after close in which case it shall be deemed received at the close of the next Business Day). Notice by overnight mail or courier shall be deemed to have been received two (2) Business Days after it was sent. A Party may change its addresses by providing notice of same in accordance herewith. Notices shall be sent as follows:

    If to Assignor, to:

      Contract Administration
      Allegheny Energy Supply Company, LLC
      4350 Northern Pike
      Monroeville, PA 15146-2841

    If to Assignee, addressed to:

      Constellation Power Source, Inc.
      Attn: General Counsel
      111 Market Place
      Suite 500
      Baltimore, Maryland 21202
      Phone: (410) 468-3500
      Fax: (410) 468-3499

    If to Utility, addressed to:

      Baltimore Gas and Electric Company
      General Counsel
      20th Floor—Gas and Electric Bldg.
      39 W. Lexington Street
      Baltimore, Maryland 21201
      Phone: (410) 234-6318
      Fax: (410) 234-5012

        12.    Governing Law.    The parties hereto agree that this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, excluding any choice of law rules, which may direct the application of the laws of another jurisdiction.

        13.    Waiver.    No term, covenant or condition hereof shall be deemed waived and no breach excused unless such waiver or excuse shall be in writing and signed by the party claimed to have so waived or excused.

        14.    Further Actions by Assignor.    Assignor for itself and its successors and assigns, does hereby covenant with Assignee, its successors and assigns, that, in order to more effectively convey, transfer, assign, vest, perfect or confirm in Assignee, the rights intended to be conveyed hereunder, Assignor and its successors and assigns will, on or after the date hereof and without further consideration, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, bills of sale, transfers, consents, assurances, releases, assignments and conveyances, powers of attorney, conveying and confirming unto Assignee, its successors and assigns, all and singular, the Assigned Agreement hereby granted, sold, assigned, transferred, conveyed and delivered as Assignee, its successors or assigns, shall reasonably require.

        15.    Counterparts.    This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be an original, but which together shall constitute one and the same instrument.

        16.    Binding Upon Successors.    The terms and conditions of this Agreement shall extend and bind, and inure to the benefit of, the parties and their successors and assigns.

        17.    Amendment.    This Agreement may be modified, amended or rescinded only by a writing expressly referring to this Agreement and signed by all of the parties hereto.

        18.    Severability.    Every provision of this Agreement is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or enforceable for any reason whatsoever, such illegality, invalidity or enforceability shall not affect the other terms and provisions hereof, which terms and provisions shall remain binding and enforceable, and to the extent possible all of such other provisions shall remain in full force and effect. If the FERC issues an order denying approval of the transfer of the Assigned Agreement, then the Parties acknowledge and agree that the provisions concerning the Back-to-Back Agreement and the [DELETED TEXT]contained in this Agreement and in the Assignment and Assumption Agreement shall not be affected thereby and shall remain in full force and effect provided that Closing has occurred.

        19.    Joint Negotiation.    This Agreement shall be considered for all purposes as prepared through the joint efforts of the Parties and shall not be construed against one Party or the other as a result of the preparation, submission or other event of negotiation, drafting or execution hereof.

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        IN WITNESS WHEREOF, each of the parties hereto have caused their duly authorized representative to execute and deliver this Consent to Assignment and Assumption Agreement on the dates written below to be effective as of May 9, 2003.

Assignee: Constellation Power Source, Inc.	Assignor: Allegheny Energy Supply Company, LLC
By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

Address:	Address:

Baltimore Gas and Electric Company
By:

Name:

Title:

Date:

Address:

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CONSENT TO ASSIGNMENT AND ASSUMPTION AGREEMENT
RECITALS